EXHIBIT 21

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2023

Name of Subsidiaries	Jurisdiction of Incorporation

SIIP Holdings, LLC	Delaware, U.S.A.

Superior Industries Automotive Germany GmbH	Germany

Superior Industries de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries Europe AG	Germany

Superior Industries International Arkansas, LLC	Delaware, U.S.A.

Superior Industries International Asset Management, LLC	Delaware, U.S.A.

Superior Industries International (Dutch) B.V.	The Netherlands

Superior Industries International Germany GmbH	Germany

Superior Industries International Holdings, LLC	Delaware, U.S.A.

Superior Industries International Michigan, LLC	Delaware, U.S.A.

Superior Industries International Netherlands B.V.	The Netherlands

Superior Industries International Production S.R.L.	Costa Rica

Superior Industries Leichtmetallräder Germany GmbH	Germany

Superior Industries North America, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries Production (Poland) Sp. z.o.o.	Poland

Superior Industries Trading de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Shared Services S. de R.L. de C.V.	Chihuahua, Mexico